                                                                Exhibit 10.04

                           FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE ("First Amendment") is entered into effective as of March 15, 1995, by and between BGR ASSOCIATES II, A CALIFORNIA LIMITED PARTNERSHIP ("Lessor"), and CHIRON CORPORATION, a Delaware corporation ("Lessee"), with reference to the following facts:

     A. Lessor and Lessee are parties to that certain Triple Net Lease dated May 26, 1989, entered into by Lessor and Lessee's predecessor, Chiron Corporation, a California corporation (the "Lease"). The property covered by the Lease is located in Emeryville, California, and is more particularly described in the Lease. The Term of the Lease expires August 14, 1999; and Lessee has the right to extend the Term of the Lease for two (2) terms of five (5) years each.

     B. Lessor, Lessee and certain other parties related to Lessor have entered into that certain Option Agreement of even date herewith (the "Option Agreement"), pursuant to which Lessor has been granted to Lessee the option, subject to the terms and conditions of the Option Agreement, to purchase the property covered by the Lease as well as other property in the vicinity thereof. As provided for in Section 5.b of the Option Agreement, Lessee has agreed to extend the Term of the Lease through August 14, 2000, as part of the consideration to Lessor for granting such option to Lessee.

     C.  Lessor and Lessee are entering into this First Amendment pursuant to
Section 5.d of the Option Agreement to further evidence the extension of the Term of the Lease as provided for in the Option Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

     1. AMENDMENT OF PARAGRAPH 1.2. Lessor and Lessee hereby agree that, as provided in the Option Agreement, the Term of the Lease is extended through August 14, 2000; and in furtherance of the foregoing, Lessor and Lessee hereby amend Paragraph 1.2 of the Lease by deleting therefrom the words "Ten
(10) years" at the beginning of said paragraph and substituting therefor the words "Eleven (11) years."

     2. TERMS OF LEASE. The terms of the Lease for the period from August 15, 1999, through August 14, 2000, shall be the same as the terms of the Lease prior to August 15, 1999, without any adjustment to the base monthly rent for the period from April 15, 1999, through August 14, 2000 (i.e., the base monthly rent in effect as of August 15, 1999, shall remain in effect through August 14, 2000). In addition, the terms of Paragraph 18 of the Lease providing for two (2) extension options of five (5) years each shall remain in effect, with the first extension term, if exercised, commencing on August 15, 2000.

     3. STATUS OF LEASE. Except as amended hereby, the Lease remains unamended; and as amended hereby, the Lease and all the terms and conditions thereof remain in full force and effect.

     4. COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment as of the date first set forth above.

LESSEE:                                       LESSOR:

CHIRON CORPORATION,                           BGR ASSOCIATES II, A CALIFORNIA
a Delaware corporation                        LIMITED PARTNERSHIP

By:  __________________________________       By: ______________________________
                                                  Richard K. Robbins
Its: __________________________________           Managing General Partner


                                         2